Exhibit 5.1

SIDLEY AUSTIN LLP	BEIJING	HONG KONG	SHANGHAI
787 SEVENTH AVENUE	BOSTON	HOUSTON	SINGAPORE
NEW YORK, NY 10019	BRUSSELS	LONDON	SYDNEY
(212) 839 5300	CHICAGO	LOS ANGELES	TOKYO
(212) 839 5599 FAX	DALLAS	NEW YORK	WASHINGTON, D.C.
	FRANKFURT	PALO ALTO
	GENEVA	SAN FRANCISCO
jcummins@sidley.com
(212) 839-5374	FOUNDED 1866

            , 2013

The New Home Company Inc.

95 Enterprise, Suite 325

Aliso Viejo, California 92656

Re:	The New Home Company Inc.

Registration Statement on Form S-1 (Registration No. 333-                     )

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1 (File No. 333-                     ) (as amended, the “Registration Statement”) filed by The New Home Company Inc. (the “Company”), a Delaware corporation to be formed upon the statutory conversion of The New Home Company LLC from a Delaware limited liability company into a Delaware corporation (the “Conversion”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of shares of common stock, par value $0.01 per share (the “Shares”), of the Company. Of the Shares, up to                      authorized but unissued Shares may be offered, issued and sold by the Company pursuant to the Registration Statement (the “Primary Shares”), and up to                      Shares (the “Secondary Shares”) may be offered and sold by certain of the Company’s non-management institutional investors (the “Selling Stockholders”) named in the Registration Statement pursuant to the exercise of the underwriters’ option to purchase additional Shares under the Underwriting Agreement (as defined below). The Shares are to be sold by the Company and the Selling Stockholder pursuant to an underwriting agreement to be entered into by and among the Company, the Selling Stockholder and the underwriters named therein, the form of which will be filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”).

This opinion letter is being delivered in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5) of Regulation S-K, each under the Securities Act.

In rendering the opinions expressed below, we have acted as counsel for the Company and have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the form of the Certificate of Conversion relating to the Conversion to be filed with the Secretary of State of the State of Delaware prior to the closing of the sale of the Shares contemplated by the Registration Statement and the Underwriting Agreement, filed as part of Exhibit 1.1 to the Registration Statement, (iii) the form of the Certificate of Incorporation of the Company to be filed with the Secretary of State of the State of

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

The New Home Company Inc.

            , 2013

Delaware prior to the closing of the sale of the Shares contemplated by the Registration Statement and the Underwriting Agreement, filed as part of Exhibit 1.1 to the Registration Statement, (iv) the form of the Amended and Restated Certificate of Incorporation of the Company to be filed with the Secretary of State of the State of Delaware prior to the closing of the sale of the Shares contemplated by the Registration Statement and the Underwriting Agreement, filed as Exhibit 3.1 to the Registration Statement, (v) the form of the Bylaws of the Company to become effective prior to the closing of the sale of the Shares contemplated by the Registration Statement and the Underwriting Agreement, filed as Exhibit 3.2 to the Registration Statement, (vi) the preliminary prospectus contained within the Registration Statement, (vii) the form of the Underwriting Agreement and (viii) such other documents and records of the Company, certificates of public officials and representatives of the Company, resolutions and forms of resolutions and other documents and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1. After giving effect to the Conversion, the Primary Shares, when issued and sold by the Company as contemplated in the Registration Statement, and upon payment and delivery in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

2. After giving effect to the Conversion, the Secondary Shares will be validly issued, fully paid and non-assessable.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to matters relating to securities or blue sky laws of any jurisdiction or any rules or regulations thereunder.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the reference to this Firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sidley Austin